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                                                                 EXHIBIT 4(c)(8)


                                                                  EXECUTION COPY


                                 THIRD AMENDMENT
                                       TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT


         This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT ("Third Amendment") is made as of this 13th day of June, 2000 by and among Credit Acceptance Corporation, a Michigan corporation ("Company"), the Permitted Borrowers signatory hereto (each, a "Permitted Borrower" and collectively, the "Permitted Borrowers"), Comerica Bank and the other banks signatory hereto (individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as agent for the Banks (in such capacity, "Agent").


                                    RECITALS

         A. Company, Permitted Borrowers, Agent and the Banks entered into that certain Third Amended and Restated Credit Agreement dated as of June 15, 1999, a First Amendment dated as of December 10, 1999 and a Second Amendment dated as of April 28, 2000 (collectively, the "Credit Agreement") under which the Banks renewed and extended (or committed to extend) credit to the Company and the Permitted Borrowers, as set forth therein.

         B. The Company and the Permitted Borrowers have requested that Agent and the Banks agree to a further amendment to the Credit Agreement and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this Third Amendment.

         NOW, THEREFORE, Company, Permitted Borrowers, Agent and the Banks agree:

         l. Section 1 of the Credit Agreement is hereby amended by amending and restating the following definitions:

               (a) "`Aggregate Sublimit' shall mean, as of any applicable date of determination, that amount equal to thirty-five percent (35%) of Company's Consolidated Tangible Net Worth, determined as of the end of each fiscal quarter based upon the financial statements required to be delivered under
                     Section 7.3(b) or 7.3(c) hereof, as the case may be, or (subject to the terms hereof) determined on a monthly basis at the request of the Company based on monthly financial statements to be delivered pursuant to Section 2.14(b) hereof, (and giving effect to any changes in net worth shown in the applicable financial statements on the required date of delivery thereof)."; and



               (b) "`Revolving Credit Maturity Date' shall mean the earlier to occur of (i) June 12, 2001, as such date may be extended from time to time pursuant to Section





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                                                                         4(c)(8)




                     2.16 hereof, and (ii) the date on which the Revolving Credit Maximum Amount shall be terminated pursuant to
                     Section 2.15 or 9.2 hereof.".


               (c) "Revolving Credit Maximum Amount" shall mean One Hundred Fifteen Million Dollars ($115,000,000), subject to any increases in the Revolving Credit Maximum Amount pursuant to Section 2.18 of this Agreement, by an amount not to exceed the Revolving Credit Optional Increase, and subject to any reductions or termination of the Revolving Credit Maximum Amount under Sections 2.15 or 9.2 of this Agreement.

               (d) "Revolving Credit Optional Increase" shall mean an amount up to Twenty-Five Million Dollars ($25,000,000), minus the portions thereof applied from time to time under Section
                     2.18 hereof to increase the Revolving Credit Maximum
                     Amount.

         2. Section 7.23(b)(iii) of the Credit Agreement is amended to change the reference to "AutoNet.net Finance Company" (in the third line of Section 7.23(b)) to "AutoNet Finance Company.Com, Inc. and CAC Leasing, Inc.," and to change the reference to "CAC Leasing" (in the last line of Section 7.23(b)) to "CAC Auto Leasing or AutoNet Finance.com".

         3. Replacement Exhibit D (Percentages) to the Credit Agreement set forth on Attachment 1 hereto shall replace, in its entirety, existing Exhibit D to the Credit Agreement and replacement
               Schedule 6.15 (Litigation) to the Credit Agreement set forth on Attachment 2 hereto shall replace, in its entirety, existing
               Schedule 6.15 to the Credit Agreement.

         4. This Third Amendment shall become effective, according to the terms and as of the date hereof, upon satisfaction by the Company and the Permitted Borrowers, on or before June 13, 2000, of the following conditions:

               (a) Agent shall have received counterpart originals of this Third Amendment, in each case duly executed and delivered by Company, the Permitted Borrowers and the requisite Banks, in form satisfactory to Agent and the Banks; and

               (b) Agent shall have received from the Company and each of the Permitted Borrowers a certification (i) that all necessary actions have been taken by such parties to authorize execution and delivery of this Third Amendment, supported by such resolutions or other evidence of corporate authority or action as reasonably required by Agent and the Majority Banks and that no consents or other authorizations of any third parties are required in connection therewith; and (ii) that, after giving effect to this Third Amendment, no Default or Event of Default has occurred and is continuing on the proposed effective date of the Third Amendment.



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                                                                         4(c)(8)


               If the foregoing conditions have not been satisfied or waived on or before June 13, 2000, this Third Amendment shall lapse and be of no further force and effect.

         5. Each of the Company and the Permitted Borrowers ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.22, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement.

         6. Except as specifically set forth above, this Third Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

         7. Unless otherwise defined to the contrary herein, all capitalized terms used in this Third Amendment shall have the meaning set forth in the Credit Agreement.

         8. This Third Amendment may be executed in counterpart in accordance with Section 13.10 of the Credit Agreement.

         9. Comerica Bank - Canada having been designated by Comerica Bank, in its capacity as swing line bank (and as a Bank) under the Credit Agreement to fund Comerica Bank's advances in $C pursuant to Section 11.12 of the Credit Agreement, has executed this Third Amendment to evidence its approval of the terms and conditions thereof.

         10. This Third Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.


                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]


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                                                                         4(c)(8)


         WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK,                           CREDIT ACCEPTANCE CORPORATION
  as Agent

By:   /S/SCOTTIE KNIGHT                  By:   /S/DOUGLAS W. BUSK
Its:  VICE PRESIDENT                     Its:  CHIEF FINANCIAL OFFICER
One Detroit Center
500 Woodward Avenue
Detroit, Michigan 48226
Attention: Scottie Knight


COMERICA BANK - CANADA                   CREDIT ACCEPTANCE CORPORATION
                                         UK LIMITED

By:    /S/DAVID WRIGHT                   By:   /S/DOUGLAS W. BUSK
Its:   RELATIONSHIP MANAGER              Its:  TREASURER



                                         CAC OF CANADA LIMITED

                                         By:   /S/DOUGLAS W. BUSK
                                         Its:  TREASURER



                                         CREDIT ACCEPTANCE CORPORATION
                                         IRELAND LIMITED


                                         By:   /S/DOUGLAS W. BUSK
                                         Its:  TREASURER


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                                                                         4(c)(8)



  BANKS:



COMERICA BANK                            NATIONAL CITY BANK OF MINNEAPOLIS

                                         By:   /S/STEVEN R. BERGLUND
By:   /S/SCOTTIE KNIGHT                  Its:  VICE PRESIDENT
Its:  VICE PRESIDENT


LASALLE BANK NATIONAL                    BANK OF AMERICA, N.A.
ASSOCIATION


By:   /S/TERRY M. KEATING                By:   /S/ELIZABETH KURILECZ
Its:  SENIOR VICE PRESIDENT              Its:  MANAGING DIRECTOR


HARRIS TRUST AND SAVINGS BANK            UNION BANK OF CALIFORNIA, N.A.

By:   /S/MICHAEL A. CAMELI               By:   /S/ROBERT C. NAGEL
Its:  VICE PRESIDENT                     Its:  VICE PRESIDENT












                                                              Signature Page For
                                                             CAC Third Amendment